UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: December 6, 2018

(Date of earliest event reported)

Hess Midstream Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-38050	36-4777695
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1501 McKinney Street

Houston, TX 77010

(Address of principal executive offices and zip code)

(713) 496-4200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 5.02.	Departure of Director; Election of Director

On December 6, 2018, William A. Woodburn resigned from the board of directors (the “Board”) of Hess Midstream Partners GP LLC (“MLP GP”), the general partner of Hess Midstream Partners GP LP (together with MLP GP, the “General Partner”), the general partner of Hess Midstream Partners LP (the “Partnership”), effective immediately. Mr. Woodburn’s decision to resign from the Board did not involve any disagreement with the Partnership, the Partnership’s management or the Board. Mr. Scott Edward Telesz, a Partner of Global Infrastructure Partners (“GIP”), was appointed to succeed Mr. Woodburn as a member of the Board, effective immediately.

Mr. Telesz, who joined GIP in August 2018, has over twenty-five years of experience in the manufacturing industry. Prior to joining GIP, Mr. Telesz spent eight years as an executive at Praxair, an industrial gas manufacturing company, most recently as executive vice president in charge of Praxair’s U.S. atmospheric gases businesses, Canada and surface technologies from 2014 until May 2018. Before joining Praxair, Mr. Telesz spent twelve years at GE/SABIC where he ran various electrical products and plastics businesses.

Hess Corporation (“Hess”) and GIP II Blue Holding Partnership, L.P., an entity managed by Global Infrastructure Management, each have the right to nominate certain individuals to serve on the Board. Because the General Partner is indirectly wholly owned by Hess Infrastructure Partners, Hess Infrastructure Partners has the right to elect the entire Board following the nomination of directors by Hess and GIP. Mr. Telesz, as the successor of Mr. Woodburn, was nominated by GIP and elected to the Board by Hess Infrastructure Partners. Mr. Telesz is not expected to serve on any committee of the Board.

The officers or employees of GIP who serve as members of the Board do not receive additional compensation from the Partnership or the General Partner for their service as a member of the Board. Accordingly, Mr. Telesz will not receive additional compensation from the Partnership or the General Partner for his service on the Board. Mr. Telesz will have rights to indemnification by the Partnership pursuant to the Second Amended and Restated Agreement of Limited Partnership of Hess Midstream Partners LP.

Mr. Telesz does not have any direct or indirect material interest in any transaction or series of similar transactions contemplated by Item 404(a) of Regulation S-K other than through Mr. Telesz’s employment with GIP, which owns a 50% interest in Hess Infrastructure Partners and 5,141,327 common units and 13,639,827 subordinated units of the Partnership, as well as an indirect 50% interest in the General Partner, which holds a 2% general partner interest in the Partnership. For relationships between the Partnership, the General Partner, Hess Infrastructure Partners and GIP, please read Item 1.01 “Entry Into a Material Definitive Agreement” in our Current Report on Form 8-K dated September 17, 2018 and Item 13 “Certain Relationships and Related Transactions, and Director Independence” in our Annual Report on Form 10-K for the year ended December 31, 2017, which are incorporated into this Item 5.02 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hess Midstream Partners LP (Registrant)

	By:	Hess Midstream Partners GP LP, its general partner

	By:	Hess Midstream Partners GP LLC, its general partner

Dated: December 11, 2018	By:	/s/ Jonathan C. Stein

Jonathan C. Stein
Chief Financial Officer

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